Exhibit 3.75

CERTIFICATE OF INCORPORATION

of

PURITAN’S PRIDE, INC.

Under Section 402 of the Business Corporation Law

The undersigned, acting as the incorporator, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify:

FIRST:           The name of the corporation is:

PURITAN’S PRIDE, INC.

SECOND:      The purposes for which this corporation is formed are as follows; to with

(A)                  To acquire by purchase, subscription, underwriting, or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every sort and description and wheresoever located, including shares of stocks, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation, firm, association, or individual, whether domestic or foreign or of the United States or any state, territory or dependency thereof, or of any foreign, country, or of any municipality or local authority within or without the United States, and to issue in exchange therefor, stocks, bonds, or other securities or evidences of indebtedness of this corporation, and while the owner or holder of any property, to receive, collect and dispose of the interest dividends and income on or from such property, and to possess and exercise in respect thereof all of the rights, powers, and privileges of ownership, including all voting powers thereon.

(B)                  To construct, build, purchase, lease, or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey, or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things of property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part of the properties, assets, business and good will of any persons, firms, associations or corporations.

(C)                  The powers, rights and privileges provided in this certificate of incorporation are not to be deemed to be in limitation of similar, other, or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, It being intended that this corporation shall have the right to engage in such similar activities as like corporations may lawfully engage in under the Business Corporation Law of the State of New York, as now in effect, or, as hereafter promulgated.

(D)                  To engage in the manufacture, sale and distribution of vitamin and supplement products.

THIRD:         The principal office of the corporation is to be located in Plainview Town of Oyster Bay County of Nassau, State of New York.

FOURTH:     The aggregate number of shares which the corporation shall be deemed authorized to issue is 200 shares no par value. No holder of these securities shall be entitled to pre-emptive rights.

FIFTH:          The Secretary of State is designated as agent of the Corporation, upon when process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation so served upon him is :

WALLMAN, KRAMER, PALEY, ROEMER & DUBAN, ESOS.

275 Madison Avenue

New York, N.Y.    10016

SIXTH:          The duration of the corporation is to be perpetual.

IN WITNESS, WHEREOF, this certificate is subscribed this 12th day of January, 1973, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/ Michael C. Duban
MICHAEL C. DUBAN
(Incorporator)
275 Madison Avenue,
New York, N.Y. 10016
(212) 889-4970

CERTIFICATE OF INCORPORATION

of

PURITAN’S PRIDE, INC.

Under Section 402 of the Business Corporation Law

	FILER:	Wallman, Kramer, Paley, Roemer & Duban

	ADDRESS:	275 Madison Avenue,
New York, N.Y. 10016
(212) 889-4970

STATE OF NEW YORK		INFO 6
DEPARTMENT OF STATE

FILED :	JAN 18, 1973

[ILLEGIBLE]
Secretary of State
By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]

CERTIFICATE OF CHANGE

OF THE

CERTIFICATE OF INCORPORATION

OF

PURITAN’S PRIDE, INC.

Under Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)           The name of the corporation is:

PURITAN’S PRIDE, INC.

(2)           The certificate of incorporation was filed by the Department of State on the 18th day of January, 1973.

(3)           The certificate of incorporation is hereby changed to effect the following change(s):

To change the service of process address in the fifth paragraph.  The fifth paragraph shall read as follows:

FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State Shall mail a copy of any process against the corporation served upon him is Harvey Kamil, 90 Orville Drive, Bohemia, NY 11716.

(4)           The above change to the certificate of incorporation was authorized by vote of the board of directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this certificate has been subscribed by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

DATED:	August 2, 1995

/s/ Scott Rudolph		/s/ Harvey Kamil
Scott Rudolph		Harvey Kamil
President		Secretary

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CERTIFICATE OF CHANGE

OF THE

CERTIFICATE OF INCORPORATION

OF

PURITAN’S PRIDE, INC.

Under Section 805-A of the Business Corporation Law

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED:
TAX:
BY:

FILER:

MICHAEL DUBAN
81 MAIN STREET, SUITE 205
WHITE PLAINS, NY 10601

950803000473

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CSC 45 DRAW DOWN	New York State	030730000532
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231

CERTIFICATE OF CHANGE

OF

PURITAN’S PRIDE, INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:

PURITAN’S PRIDE, INC.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The certificate of incorporation was filed by the Department of State on: January 18, 1973.

THIRD: The change(s) effected hereby are: [Check appropriate box(es)]

☐ The county location, within this state, in which the office of the corporation is located, is changed to:

☒ The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to: c/o Corporation Service company.

80 State Street Albany, NY 12207-2543

☒ The Corporation hereby: [check one]

☒ Designates, Corporation Service Company

80 State Street Albany, NY 12207-2543

as its registered agent upon whom process against the corporation may be served.

☐ Changes the designation of its registered agent to:

☐ Changes the address of its registered agent to:

☐ Revokes the authority of its registered agent.

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FOURTH: The change was authorized by the board of directors.

/s/ Anne Martin	Anne Martin, Vice President
(signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE
OF

PURITAN’S PRIDE, INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

STATE OF NEW YORK DEPARTMENT OF STATE JUL 30 2003

Filer’s Name NBTY INC.	FILED
TAXS
Address 90 Orville Drive	BY:	/s/ [ILLEGIBLE]

City, State and Zip Code Bohemia, NY 11716-2510
[ILLEGIBLE]

Note: This form was prepared by the New York State Department of State. You are not required to use this form. You may shift your own [ILLEGIBLE] forms available at legal [ILLEGIBLE]. The Department of State [ILLEGIBLE] that all documents be prepared under the guidance of an [ILLEGIBLE].

For Office Use Only

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